UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 22, 2013

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 120 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

The information set forth under Item 5.02 is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On October 23, 2013, RealD Inc. (the “Company”) announced that Joe Peixoto will retire and therefore no longer serve as President, Worldwide Cinema of the Company, effective as of March 31, 2014. The Company does not currently expect to fill the vacancy left by Mr. Peixoto’s departure.

(e)                                  On October 22, 2013, the Company and Mr. Peixoto entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, in the event the Separation Agreement becomes effective pursuant to its terms and is not revoked by Mr. Peixoto during the applicable revocation period and Mr. Peixoto is otherwise in compliance with the terms of the Separation Agreement, Mr. Peixoto will receive the following separation benefits: (i) cash severance of $937,500 paid in installments over eighteen months, with the first such installment to be paid on the 55th day after the earliest to occur of (a) March 31, 2014 or (b) the date of Mr. Peixoto’s death (the “Termination Date”); (ii) reimbursement from the Company for insurance coverage under COBRA for 12 months following the Termination Date or such earlier time as Mr. Peixoto becomes eligible for insurance through another employer; (iii) eligibility to receive a pro-rated cash performance bonus for fiscal year 2014 (to be paid no later than June 15, 2014) under the Company’s Management Incentive Plan; and (iv) continuation of the vesting of all equity incentive grants that have been made to Mr. Peixoto under the Company’s equity incentive plans for 12 months following the Termination Date, which such equity incentive grants shall remain exercisable for 24 months following the Termination Date.  The payments described above shall be subject to required withholdings and authorized deductions.  In the event that Mr. Peixoto resigns his employment without Good Reason (as defined in the Employment Agreement between the Company and Mr. Peixoto effective as of May 25, 2010 (the “Employment Agreement”) previously filed with the SEC) or the Company terminates Mr. Peixoto’s employment for Cause (as defined in the Employment Agreement), he will not be eligible for the separation benefits described above.

The Separation Agreement contains a general release by Mr. Peixoto of all claims against the Company and its affiliates and representatives. In addition, as a condition to Mr. Peixoto’s right to receive the separation benefits described above, Mr. Peixoto has agreed to execute a second general release of all claims against the Company and its affiliates and representatives within 60 days after the Termination Date.

Item 8.01.                                        Other Events.

On October 23, 2013, the Company issued a press release reporting Mr. Peixoto’s retirement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                               Exhibits

Exhibit Number	Description
99.1	Press release, dated October 23, 2013, entitled “RealD President, Worldwide Cinema Joe Peixoto to Retire”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

	By:	/s/ Craig Gatarz
Craig Gatarz
Executive Vice President, General Counsel and
Secretary

Date: October 23, 2013